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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Registration Statement of eFoodSafety.com, on Form SB-2, of our Independent Auditor's Report dated May 8, 2001 and accompanying notes of the same date and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Robison, Hill & Co.
--------------------------------
Robison, Hill & Co.

Salt Lake City, UT

January 17, 2002